Exhibit 10.2

CAPITAL SUPPORT AGREEMENT

THIS CAPITAL SUPPORT AGREEMENT (this "Agreement") is made as of the 31st day of March, 2008, by and among Legg Mason, Inc., a Maryland corporation ("Legg Mason"), LM Capital Support I, LLC, a Maryland limited liability company ("LMCS" and, together with Legg Mason, the "Support Providers"), and Liquid Reserves Portfolio, a series of Master Portfolio Trust (the "Fund").

WITNESSETH:

WHEREAS, the Fund is an investment company registered with the Securities and Exchange Commission in accordance with the Investment Company Act of 1940 (as amended, the "1940 Act");

WHEREAS, the Fund is a money market fund that seeks to maintain a stable net asset value using the Amortized Cost Method as defined in and in accordance with Rule 2a-7 promulgated under the 1940 Act (as amended, "Rule 2a-7");

WHEREAS, the Fund holds notes and other instruments (the "Notes") issued by structured investment vehicles listed in Schedule A attached hereto (each, an "Issuer");

WHEREAS, Rule 2a-7(c)(6)(ii) requires a money market fund to "dispose of [a portfolio] security as soon as practicable consistent with achieving an orderly disposition of the security, . . ., absent a finding by the board of directors that disposal of the portfolio security would not be in the best interests of the money market fund (which determination may take into account, among other factors, market conditions that could affect the orderly disposition of the portfolio security)" upon the occurrence of certain events;

WHEREAS, one or more of the events specified in Rule 2a-7(c)(6)(ii) have occurred with respect to the Notes;

WHEREAS, a sale of the Notes under current market conditions is unlikely to result in the full recovery of the Fund's investments, and may cause the Fund to realize losses;

WHEREAS, Legg Mason is the sole stockholder of the Fund's manager and LMCS is a subsidiary of Legg Mason;

WHEREAS, the Board of Trustees of the Fund (the "Board") will consider this Agreement in determining whether disposal of the Notes currently would be in the best interest of the Fund:

NOW, THEREFORE, in consideration of the above premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Support Providers hereby agree as follows:

1. Definitions. In addition to the terms defined elsewhere in the Agreement, the following terms have the meanings indicated:

(a) "Amortized Cost Value" means, with respect to any Eligible Note held by the Fund, the value of that Eligible Note as determined using the Amortized Cost Method in accordance with Rule 2a-7 on the relevant date. If an Eligible Note is received in an exchange or restructuring, the Amortized Cost Value of such Eligible Note shall be increased by the excess, if any, of the Amortized Cost Value of the predecessor Note as of the time immediately preceding the exchange over the sum of the Amortized Cost Value of the Eligible Note and any cash received in such exchange.

(b) "Capital Contribution" means a cash contribution by either Support Provider to the Fund for which the Support Provider does not receive any shares or other consideration from the Fund.

(c) "Contribution Event" means, with respect to any Eligible Note held by any Fund, any of the following occurrences:

(i) any sale of the Eligible Note by the Fund for cash in an amount, after deducting any commission or similar transaction costs, less than the Amortized Cost Value of the Eligible Note sold as of the date of settlement;

(ii) receipt of final payment on the Eligible Note in an amount less than the Amortized Cost Value of that Eligible Note as of the date such payment is received;

(iii) issuance of orders by a court having jurisdiction over the matter discharging the Issuer from liability for the Eligible Note and providing for payments on that Eligible Note in an amount less than the Amortized Cost Value of that Eligible Note as of the date such payment is received; and

(iv) receipt of new securities that are "Eligible Securities," as defined in paragraph (a)(10) of Rule 2a-7, in exchange for or replacement of Eligible Notes if the Amortized Cost Value of such new securities is less than the Amortized Cost Value of such Eligible Notes on the date of exchange or replacement.

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(d) "Eligible Notes" mean the Notes held by the Fund as portfolio securities on the date hereof or any securities or other instruments received in exchange for, or as a replacement of, the Notes or any Eligible Notes as a result of an exchange offer, debt restructuring, reorganization or similar transaction pursuant to which the Notes or Eligible Notes are exchanged for, or replaced with, new securities of the Issuer or a third party, other than Notes or securities which are or become "Eligible Securities" as defined in paragraph (a)(10) of Rule 2a-7. If , in any such restructuring or exchange offer, reorganization or other transaction, the Fund receives instruments that are Eligible Notes hereunder, such transaction shall not constitute a Contribution Event but the obligations of the Support Providers shall continue and shall apply to the instruments received.

(e) "Loss" incurred as a result of a Contribution Event means the excess of the Amortized Cost Value of the Eligible Notes subject to a Contribution Event over the amount received by the Fund in connection with such Contribution Event.

(f) "Maximum Contribution Amount" means $100,000,000.

(g) "NAV Deviation" means the deviation, if any, of the Fund's current net asset value per share calculated using available market quotations (or an appropriate substitute that reflects current market conditions) below the Fund's price per share for distribution, redemption and repurchase of its shares calculated using the Amortized Cost Method. The NAV Deviation shall be calculated in compliance with Rule 2a-7(c)(7)(ii)(A).

(h) "Related Agreements" means this Agreement and the Related CSAs.

(i) "Related CSAs" means, collectively (a) that certain Capital Support Agreement dated as of the date hereof by and among Legg Mason, LM Capital Company, LLC, a Maryland limited liability company ("LMC" and, together with Legg Mason, the "Related LMC Support Providers") and the Fund and (b) that certain Capital Support Agreement dated as of the date hereof by and among Legg Mason, LM Capital Support 2, LLC, a Maryland limited liability company ("LMCS2" and, together with Legg Mason, the "Related LMCS2 Support Providers"; with the Related LMC Support Providers and the Related LMCS2 Support Providers being hereinafter referred to as the "Related Support Providers) and the Fund, as each may be amended and in effect from time to time.

(j) "Related Segregated Account" means that certain "Segregated Account" as defined in each Related CSA.

(k) "Related Subsidiary Support Provider" means any Related Support Provider other than Legg Mason.

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(l) "Segregated Account" means an account established by LMCS for the benefit of the Fund at a bank which is a qualified custodian under the 1940 Act, which may be an interest-bearing account and/or which account's assets may be invested in money market instruments. On any business day during the term of the Agreement the Segregated Account shall hold cash or cash equivalent securities in an amount equal to the Maximum Contribution Amount reduced by the amount of any Capital Contribution previously made by either Support Provider to the Fund. The assets of the Segregated Account shall be available to the Fund by means of ACH transfer initiated by the Fund without the requirement of further action or consent by LMCS.

2. Covenants of the Fund. The Fund agrees that:

(a) To the extent consistent with the Fund's interest, the Board shall consult with the Support Providers with respect to all decisions regarding each Eligible Note (including, but not limited to, any decision to sell the Eligible Note or to forgo the right to any payment) prior to the occurrence of a Contribution Event with respect to that Eligible Note. Nothing in this Agreement shall be construed to cause the delegation by the Board to any person any authority which is not permitted to be delegated under Rule 2a-7.

(b) The Fund will retain any Capital Contribution and not include the Capital Contribution in any dividend or other distribution to the Fund's shareholders. For the avoidance of doubt, for purposes of this subparagraph, the redemption of the Fund's shares shall not constitute a "distribution" to shareholders.

(c) Prior to the Fund taking any action or receiving any payment that would result in a Contribution Event under clauses 1(c)(i) or (ii) above, the Fund will provide the Support Providers with no less than one business day's notice that the Fund intends to take such action or expects to receive such payment, and will sell to either of the Support Providers, if either elects to purchase, all of the Eligible Notes that are the subject of the intended action at a price equal to the greater of (i) the Amortized Cost Value of such Eligible Notes and (ii) the market value of such Eligible Notes. The Fund will also sell to either of the Support Providers at any time within five business days before the date on which the Fund is required to sell Eligible Notes under clause (d) below, if either elects to purchase, all Eligible Notes that are outstanding and held by the Fund at a price equal to the greater of (i) the Amortized Cost Value of such Eligible Notes and (ii) the market value of such Eligible Notes. Notwithstanding anything to the contrary contained in this Section 2(c), each Support Provider hereby acknowledges and agrees that the Fund is required pursuant to the terms of the Related CSAs to sell the Eligible Notes to the Related Support Providers in the same manner and under the same circumstances as is provided for in this Section 2(c) and as a result there may be insufficient Eligible Notes available to honor all purchase elections in their entirety under all Related Agreements. In that circumstance, (1) Legg Mason agrees that it shall only make purchase requests under one Related Agreement and the parties hereto agree that to the extent Legg Mason makes a purchase request, it shall be entitled to purchase all the Eligible Notes it has requested to purchase, and LMCS agrees that to the extent Legg Mason has elected to purchase all the Eligible Notes, the Fund's obligations to LMCS under this Section 2(c) have been satisfied; and (2) to the extent Legg Mason has elected to purchase less than all of the Eligible Notes but after giving effect to any purchase request by Legg Mason there still exists insufficient Eligible Notes to satisfy the purchase request being made by LMCS and any other Related Subsidiary Support Provider (the amount of Eligible Notes remaining available to be purchased being the "Available Notes"), the Fund shall be deemed to have satisfied its obligations hereunder so long as the amount of Eligible Notes LMCS has requested to purchase hereunder is only reduced by an amount which permits LMCS to purchase at least forty percent (40%) of the Available Notes and the Fund takes similar action under the Related CSAs as it relates to the obligation to sell to any other such Related Subsidiary Support Provider.

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(d) The Fund will promptly sell the Eligible Notes, to the extent they otherwise continue to be held by the Fund, on the business day immediately prior to the date set forth in subparagraph 3(c)(iii).

(e) The Related CSAs shall remain in full force and effect so long as this Agreement is in effect (including, without limitation, the requirement of each Related Subsidiary Support Provider to maintain the Related Segregated Account so long as a similar requirement as to LMCS exists hereunder) and to the extent a Contribution Event occurs, the Capital Contribution shall be funded forty percent (40%) by the Support Providers hereunder, forty percent (40%) by the Related LMC Support Providers under their applicable Related CSA and twenty percent (20%) by the Related LMCS2 Support Providers under their Related CSA (including, without limitation, by a deduction from amounts in the applicable Related Segregated Account in accordance with the terms of the applicable Related CSA).

3. Contributions to Fund.

(a) If a Contribution Event occurs prior to the occurrence of a Termination Event, the Support Provider will make a Capital Contribution in an amount equal to the lower of (i) forty percent (40%) of the Loss incurred as a result of such Contribution Event, or (ii) the Maximum Contribution Amount reduced by the amount of any Capital Contribution previously made by either Support Provider to the Fund under this Agreement. The parties hereto acknowledge that the Related CSA of the Related LMC Support Providers provides for a Capital Contribution to be made by the Related LMC Support Providers under its Related CSA in an identical amount and the Related CSA of the Related LMCS2 Support Providers provides for a Capital Contribution to be made by the Related LMCS2 Support Providers thereunder in an amount equal to the lower of (i) twenty percent (20%) the Loss incurred as a result of such Contribution Event, or (ii) the Maximum Contribution Amount provided for in the Related CSA of the Related LMCS2 Support Providers reduced by the amount of any Capital Contributions previously made by either Related LMCS2 Support Provider to the Fund under that Related CSA.

(b) The Support Providers shall make the Capital Contribution to the Fund not later than one business day after the occurrence of a Contribution Event, by 12:00 noon, Eastern Time. Each Capital Contribution made hereunder shall be made in immediately available funds, without deduction, set-off or counterclaim, to the Fund.

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(c) The obligation of the Support Providers to make Capital Contributions pursuant to this Agreement shall terminate upon the earlier of (such occurrence, the "Termination Event"): (i) the Support Providers have made Capital Contributions equal to the Maximum Contribution Amount, (ii) the Fund no longer holds Eligible Notes, or (iii) 5:00 p.m. Eastern Time on March 31, 2009. If an event constitutes both a Termination Event and a Contribution Event, then the Termination Event will not be deemed to have occurred until the Support Providers have made any Capital Contributions required under this Agreement with respect to such Contribution Event.

(d) The obligations of the Support Providers to make Capital Contributions hereunder shall be joint and several. Any required Capital Contribution hereunder may be made by either Support Provider, in the sole discretion of the Support Providers.

(e) If the Support Providers make a Capital Contribution when due, then the amount that LMCS is obligated to maintain in the Segregated Account shall be reduced to give effect to such Capital Contribution. In the event that the Support Providers do not make a Capital Contribution when due, the Fund will draw funds from the Segregated Account by 4:00 p.m. on the day that such Capital Contribution was required to have been made and in an amount equal to the Capital Contribution that is due. Any amount withdrawn from the Segregated Account shall be deemed to be a Capital Contribution made hereunder by the Support Providers.

4. Reliance by the Fund and the Board. The Support Providers acknowledge and consent to:

(a) The Board's reliance on the Support Providers' obligations under this Agreement in making any determination required under Rule 2a-7;

(b) For purposes of calculating the Fund's NAV Deviation, the inclusion of the Capital Contribution that would be payable under this Agreement if all the Eligible Notes were sold on the date of such calculation for the market value used to calculate such NAV Deviation;

(c) The inclusion of the Capital Contribution that would be payable to the Fund under this Agreement if all of the Eligible Notes were sold on the date of such net asset value calculation in the Fund's audited or unaudited financial statements, to the extent required by generally accepted accounting principles; and

(d) The Support Providers' obligations under this Agreement shall be supported by the Segregated Account as defined in Section 1(l) of this Agreement.

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5. Representations and Warranties. The Support Providers hereby represent and warrant that:

(a) They are duly organized and validly existing under the laws of the State of Maryland and are in good standing under such laws;

(b) They have taken all necessary action to authorize the execution, delivery and performance of this Agreement; and

(c) Their obligations under this Agreement constitute their legal, valid and binding obligations, enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

6. General.

(a) None of the parties may assign its rights under this Agreement to any person or entity, in whole or in part, without the prior written consent of the other parties.

(b) No waiver of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. No delay in exercising, no course of dealing with respect to or no partial exercise of any right or remedy hereunder shall constitute a waiver of any other right or remedy, or future exercise thereof.

(c) If any provision of this Agreement is determined to be invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted, and the balance of this Agreement shall remain enforceable.

(d) Subject to the next sentence, all notices shall be in writing and shall be deemed to be delivered when received by certified mail, postage prepaid, return receipt requested, or when sent by facsimile or e-mail confirmed by call back. All notices shall be directed to the address set forth under the party's signature or to such other address as either party may, form time to time, designate by notice to the other party.

(e) No amendment, change, waiver or discharge hereof shall be valid unless in writing and signed by the Support Providers and the Fund.

(f) This Agreement shall be governed in all respects by the laws of the State of Maryland without regard to its conflict of laws provisions.

(g) This Agreement constitutes the complete and exclusive statement of all mutual understanding between the parties with respect to the subject matter hereof, superseding all prior or contemporaneous proposals, communications and understanding, oral or written.

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(h) This Agreement is solely for the benefit of the Fund and the Support Providers, and no other person shall acquire or have any rights under or by virtue of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Support Providers and the Fund have caused this Capital Support Agreement to be duly executed this 31st day of March, 2008.

LEGG MASON, INC.

By:  /s/ Charles J. Daley, Jr.
Name: Charles J. Daley, Jr.
Title: Chief Financial Officer,
       Senior Vice President and
       Treasurer

ADDRESS FOR NOTICES:
100 Light Street
Baltimore, Maryland 21202

LM CAPITAL SUPPORT I, LLC

By:  /s/ Charles J. Daley, Jr.
Name: Charles J. Daley, Jr.
Title: President and Treasurer

ADDRESS FOR NOTICES:
100 Light Street
Baltimore, Maryland 21202

LIQUID RESERVES PORTFOLIO,
A SERIES OF MASTER
PORTFOLIO TRUST

By:  /s/ R. Jay Gerken
Name: R. Jay Gerken
Title: President and Chief
      Executive Officer
ADDRESS FOR NOTICES:
100 Light Street
Baltimore, Maryland 21202

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SCHEDULE A

CUSIP	Security Description/Issuer	Maturity Date	Quantity Held

05461FAB3	Axon Financial Funding LTD	23-May-08	75,000,000.00
05461FAB3	Axon Financial Funding LTD	23-May-08	150,000,000.00
05461FAC1	Axon Financial Funding LTD	23-May-08	100,000,000.00
05461FAM9	Axon Financial Funding LTD	15-May-08	200,000,000.00
05461FBF3	Axon Financial Funding LTD	03-Jul-08	100,000,000.00
05461FBM8	Axon Financial Funding LTD	25-Jun-08	100,000,000.00
05461FBM8	Axon Financial Funding LTD	25-Jun-08	100,000,000.00
05461FBM8	Axon Financial Funding LTD	25-Jun-08	125,000,000.00
05461FBP1	Axon Financial Funding LTD	15-Jul-08	100,000,000.00
05461FBQ9	Axon Financial Funding LTD	15-Jul-08	97,000,000.00

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